UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 19, 2008

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

KS	001-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8500 College Boulevard Overland Park, KS	66210
(Address of principal executive offices)	(Zip Code)

(913) 383-9700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04—Triggering Events that Accelerate or Increase a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement.

On May 31, 2008, Brooke Corporation (the “Company”) executed a Guaranty Agreement (the “Guaranty Agreement”) with First United Bank (“First United”), pursuant to which the Company agreed to guarantee certain of Brooke Holdings, Inc.’s (“Brooke Holdings”) obligations under that certain Secured Term Note/ Fixed Rate dated as of May 31, 2008 in the original principal amount of $5,000,000 (“Term Note A”) and that certain Secured Term Note/ Fixed Rate dated as of May 31, 2008 in the original principal amount of $7,870,000 (“Term Note B”). Brooke Holdings, a Kansas corporation, owns a controlling interest in the Company. Leland Orr and Robert Orr, the majority shareholders of Brooke Holdings, also entered into guaranty agreements with First United to secure various obligations of Brooke Holdings, including the Term Note A and Term Note B.

On September 19, 2008, the Company, Brooke Holdings Inc., Leland Orr and Robert Orr (the “Defendants”) were named as defendants in a complaint filed in the U.S. District Court for the Northern District of Illinois, Eastern District, by First United alleging breach of contract by the Defendants to recover monies owed under the defaulted commercial loan and guaranty obligations. Specifically, the complaint alleges that the Company breached is obligations under the Guaranty Agreement by failing to make payments as required upon the default of the Term Note A and Term Note B by Brooke Holdings. First United is requesting judgment in its favor in the amount of $13,053,044.45 plus additional accrued interest, fees and costs.

Additionally, on September 19, 2008, the Company, Brooke Holdings, Robert Orr and Leland Orr received a Notice of Disposition of Collateral from First United, regarding its intent to sell the collateral pledged according to those certain Stock Pledge Agreements dated May 11, 2007, December 14, 2007 and May 21, 2008, between Brooke Holdings and First United. The Stock Pledge Agreements secured various obligations of Brooke Holdings, including its obligations pursuant to Term Note A and Term Note B. The Notice of Disposition states that First United intends to sell the collateral in a private sale or sales on or after October 3, 2008, which collateral includes a total of 6,725,949 shares of common stock of the Company, including 5,909,000 shares of the common stock of the Company owned by Brooke Holdings. The effect of the sale of such collateral will be a change in the ownership of the controlling interest in the Company from Brooke Holdings to the ultimate purchaser of such collateral.

Item 4.01—Changes in Registrant’s Certifying Accountant.

On September 19, 2008, Summers, Spencer & Callison, CPAs, Chartered (the “Accountant”), the independent registered public accounting firm for the Company, resigned as the Company’s independent accountant. The Accountant was the auditor of the financial statements for the fiscal years of the Company ended December 31, 2007 and 2006.

The Company’s management represents as follows:

(a) The Accountant’s report on the financial statements of the Company for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(b) During the Company’s two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Accountant would have caused it to make reference to the subject matter of the disagreement in its reports.

(c) During the two most recent fiscal years and the subsequent interim period through the date of resignation, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided the Accountant with a copy of the disclosures it is making in this report and has requested that the Accountant furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company.

The Company is now beginning the process of seeking and engaging a successor accountant. No successor accountant has been selected or engaged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKE CORPORATION

By:	/s/ Carl Baranowski
Carl Baranowski
General Counsel

Date:	September 25, 2008

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